Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands except per share amount)

	Actual Year to Date May 31, 2012	Projected Year Ended February 28, 2013
Net Sales:
Electrical and Industrial Products	$44,682	$235,000 to $250,000
Galvanizing Services	$82,461	$315,000 to $325,000
Total Sales	$127,143	$550,000 to $575,000

Diluted earnings per share *	$1.26	$4.10 to $4.30

Net Sales by Market Segment:
Power Generation		33%
Transmission and Distribution		20%
Industrial		47%

Electrical and Industrial Products
Revenues by Industry:
Power Generation		47%
Transmission and Distribution		29%
Industrial		24%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		35%
OEM’s		15%
Industrial		30%
Bridge and Highway		10%
Petro Chemical		10%

Operating Margins:
Electrical and Industrial Products	15.3%	14% to 16%
Galvanizing Services	27.4%	25% to 27%

Cash Provided By (Used In)Operations	$16,224	$75,000
Capital Expenditures	$3,480	$29,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$5,815	$30,000
Total Bank Debt	$210,714	$210,714

Cash Dividend	$3,156	$12,700

Percent of Business By Segment:
Electrical and Industrial Products	35%	43%
Galvanizing Services	65%	57%

* Earnings per share have not been adjusted to reflect a two-for-one stock split, effected in the form of a stock dividend on June 28, 2012.